Exhibit 99.1

INTERLEUKIN GENETICS, INC. ANNOUNCES $5.6 MILLION PRIVATE PLACEMENT FINANCING

WALTHAM, MA – August 1, 2016 – Interleukin Genetics, Inc. (OTCQB: ILIU), a life sciences company focused on developing and marketing proprietary genetic tests for chronic diseases and health-related conditions, announced today that it has entered into an agreement with various accredited and institutional investors to raise gross proceeds of approximately $5.6 million in a private placement financing. The syndicate is composed of existing investors, including two leading life sciences investment firms, Bay City Capital and New Enterprise Associates (NEA), and Pyxis Innovations Inc., an affiliate of Alticor Inc. (parent company to Amway Corporation), and broad participation among the management team.

The investment in Interleukin Genetics consists of the sale and issuance of 56,262,571 shares of common stock at a price per share of $0.0994, as well as warrants to purchase up to an aggregate of 56,262,571 shares of common stock. The warrants have a term of seven years and an exercise price of $0.0994 per share.

Net proceeds from the private placement will be used primarily to accelerate commercialization of the Company’s proprietary genetic tests, including PerioPredict®, which identifies genetic variations that increase the risk for severe periodontal disease, and for general corporate and working capital purposes.

The securities offered in this private placement transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the investors, Interleukin Genetics has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Interleukin Genetics

Interleukin Genetics, Inc. (OTCQB: ILIU) develops and markets proprietary genetic tests for chronic diseases and health-related conditions. The products empower individuals and their healthcare providers to manage existing health and wellness through genetics-based insights and actionable guidance. Interleukin Genetics leverages its research, intellectual property, and genetic panel development expertise in metabolism and inflammation to facilitate the emerging personalized healthcare market. The company markets its tests through healthcare professionals, partnerships with health and wellness companies, and other distribution channels. Interleukin Genetics’ lead products include its proprietary PerioPredict® genetic test for periodontal disease and its Inherent Health® line of genetic tests. Interleukin Genetics is headquartered in Waltham, MA and operates an on-site, state-of-the-art DNA testing laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA).

Forward-Looking Statements

Certain statements contained herein are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those risks and uncertainties described in Interleukin’s annual report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission. Interleukin disclaims any obligation or intention to update these forward-looking statements.

Investor Contact:

Hans Vitzthum

LifeSci Advisors, LLC.

(212) 915-2568

hans@lifesciadvisors.com

Media Contact:

Jennifer Moritz

Zer0 to 5ive for Interleukin Genetics

(917) 748-4006

jmoritz@0to5.com